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                                                                     EXHIBIT 4.1


    Number

PFA                 Series A                 Reference is hereby made to the
                  Noncumulative              further provisions of this
                   Convertible               security set forth on the reverse
                 Preferred Stock             side hereof and such further
                                             provisions shall for all purposes
                                             have the same effect as though
                                             fully set forth at this place.



                        NATIONAL MERCANTILE BANCORP

                                             CUSIP NO. 636912 30 5

This security is not a savings account or deposit and is not insured by any federal or state government agency or fund.

This certifies that



is the registered holder of


shares of fully paid and non-assessable Series A Noncumulative Convertible Preferred Stock of National Mercantile Bancorp, a California corporation (the "Company"), transferable only on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

     This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. The Shares evidenced hereby are redeemable and convertible as set forth in Article Three of the Amended and Restated Articles of Incorporation and restricted as to transfer as set forth on the reverse hereof.

     In Witness Whereof, the Company has caused this Certificate to be signed in its name by the facsimile signatures of its Executive Vice President and attested by the facsimile signatures of its Chief Financial Officer and has caused a facsimile of its seal to be hereunto affixed.


Dated:___________________                        NATIONAL MERCANTILE BANCORP,
                                                   a California corporation
COUNTERSIGNED AND REGISTERED:
U.S. Stock Transfer Corporation
Transfer Agent and Registrar
                                      By: /s/ SCOTT A. MONTGOMERY
                                         -------------------------
                                         Executive Vice President

By:_______________________
   Authorized Signature            ATTEST


                                      By: /s/ JOSEPH W. KILEY III
                                         ------------------------
                                         Chief Financial Officer
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                          NATIONAL MERCANTILE BANCORP
              Series A Noncumulative Convertible Preferred Stock

FOR VALUE RECEIVED  _____  _____  HEREBY SELL ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER ASSIGNEE

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________   SHARES
REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT
______________________________________________________________________ ATTORNEY
TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION, WITH FULL POWER OR SUBSTITUTION IN THE PREMISES.

Dated:  _______________ 19___
                                           ____________________________________
                                                        SIGNATURE

  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT
                                         MIN ACT   - ______  Custodian _______
TENANT  - as tenants by the ______                   (Cust)            (Minor)
                                                     under Uniform Gifts to
                                                     Minors Act
JT T EN - as joint tenants with right
          of survivorship and not as                 _________________________
          tenants in common                                 (State)



    Additional abbreviations may also be used though not in the above list

                RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
                ------------------------------------------------

     A full statement of the rights, preferences, privileges and restrictions granted or imposed upon (x) the Series A Noncumulative Convertible Preferred Stock and upon the holders thereof as set forth in Article THREE of the Amended and Restated Articles of Incorporation, as summarized below, and (y) any other class or series of shares may be obtained by any shareholder, upon request and without charge, from the Secretary of the Company, National Mercantile Bancorp, 1840 Century Park East, Los Angeles, California 90067.

                                 VOTING RIGHTS

     The holders of shares of Series A Noncumulative Convertible Preferred Stock are entitled to the voting rights set forth in Section (B) of Article THREE of the Amended and Restated Articles of Incorporation.

                                  REDEMPTION

     All shares of Series A Noncumulative Convertible Preferred Stock are redeemable in the manner provided for in Section (D)(2) of Article THREE of the Restated Articles of Incorporation. The redemption price of Series A Convertible Preferred Stock represented by this Certificate is $10.00 per share plus declared and unpaid dividends (pursuant to Section (D)(2) of Article THREE of the Amended and Restated Articles of Incorporation), thereon to the date of redemption.

                               CONVERSION RIGHTS

     The shares of Series A Noncumulative Convertible Preferred Stock are convertible at any time into shares of Common Stock of the Company at the rate of one share of Common Stock for each share of Series A Noncumulative Convertible Preferred Stock so surrendered, subject to adjustment under certain circumstances as set forth in Section (D)(3) of Article THREE of the Restated Articles of Incorporation

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                          RESTRICTIONS AS TO TRANSFER

     THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF NATIONAL MERCANTILE BANCORP (THE "COMPANY") PROHIBIT THE TRANSFER OF THE SHARES OR INTERESTS REPRESENTED BY THIS CERTIFICATE TO ANY PERSON IF SUCH PERSON IS OR WOULD BECOME BY REASON OF SUCH TRANSFER THE BENEFICIAL OWNER OF MORE THAN 4.5% (OR 4.9% IF THE TRANSFEREE IS A PERSON TO WHOM THE COMPANY IS CONTRACTUALLY OBLIGATED ON OR BEFORE THE DATE OF ISSUANCE OF THESE SHARES OR INTERESTS TO TRANSFER UP TO 4.9% OF THE COMPANY'S STOCK) OF THE COMPANY'S STOCK, AS THE TERM "STOCK" IS DEFINED, AND SUCH OWNERSHIP IS DETERMINED, UNDER SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.


                              NOTICE OF CONVERSION

     The undersigned holder of this Certificate hereby elects to exercise the right to convert ____________________ shares of Series A Noncumulative Convertible Stock to which the undersigned is entitled by this Certificate into shares of Common Stock of National Mercantile Bancorp as provided for in Article THREE of the Restated Articles of Incorporation and directs that the shares deliverable upon conversion be registered in the name of and delivered to the undersigned unless a different name has been indicated below. If shares are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. If the number of shares of Series A Noncumulative Convertible Preferred Stock shall not be all the shares of Series A Noncumulative Convertible Preferred Stock to which this Certificate entitles the undersigned, the undersigned directors that a new certificate for the balance remaining of the shares of Series A Noncumulative Convertible Preferred Stock be registered in the name of and delivered to the undersigned, unless a different name is indicated below. Unless a lesser amount is designated above, the undersigned holder hereby elects to convert the entire interest in the Series A Noncumulative Convertible Preferred Stock represented hereby.

Date:
     _________________________

Name:
     ___________________________________________________________________________

Signature:
          ______________________________________________________________________

Address:
        ________________________________________________________________________